Exhibit 99.1

Company Contact:	Investor Relations:
Randy Stratton, Chairman & CEO	Amy Glynn, CFA
Cold Spring Capital Inc.	Cameron Associates
Phone: (413) 458-9045 x 100	(212) 554-5464
amy@cameronassoc.com

Joseph Weingarten, President
Cold Spring Capital Inc.
Phone: (203) 972-0888

FOR IMMEDIATE RELEASE

COLD SPRING CAPITAL INC. TO HOST PROPERTY TOUR
OF THE CLUB AT SEVEN CANYONS

NEW CANAAN, CT - December 20, 2006 - Cold Spring Capital Inc. (AMEX:CDS) and Sedona Development Partners, LLC announced today that they will host a property tour of The Club at Seven Canyons on Thursday, January 11, 2007, for Cold Spring stockholders.

The Club at Seven Canyons is located in Sedona, Arizona. The event will begin at 9:30 a.m. and conclude at approximately 1 p.m. Attendance is limited; Cold Spring stockholders who would like to attend must register in advance by contacting Amy Glynn at Cameron Associates at 212-554-5464 or amy@cameronassoc.com.

On November 3, 2006, Cold Spring announced that it had entered into an agreement to purchase all outstanding equity interests of Sedona Development Partners, LLC, which is the owner of The Club at Seven Canyons. The closing of the transaction is subject to the approval of Cold Spring’s stockholders, not more than 19.99% of Cold Spring’s shareholders voting their shares against the transaction and electing to convert their Cold Spring shares into cash, and other customary closing conditions.

About Cold Spring Capital Inc.

Cold Spring is a special purpose acquisition company established in May 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, one or more operating businesses, portfolios of financial assets or real estate assets that it expects to generate financial assets.

About Sedona Development Partners, LLC

SDP is a leading specialty real estate developer that owns and operates The Club at Seven Canyons, a successful luxury fractional ownership development located in Sedona, Arizona.

Safe Harbor

Stockholders of Cold Spring are advised to read, when it becomes available, Cold Spring’s proxy statement in connection with Cold Spring’s solicitation of proxies for the special stockholder meeting at which the stockholders will be asked to approve, among other things, the SDP acquisition, because it will contain important information. The definitive proxy statement will be mailed to Cold Spring stockholders as of a record date to be established for voting on the acquisition of SDP. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Cold Spring Capital, 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840. The proxy statement, once available, will also be available, without charge, at the Securities and Exchange Commission Internet site, www.sec.gov.

Cold Spring and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting in connection with Cold Spring’s solicitation of proxies for the special stockholder meeting at which the stockholders will be asked to approve, among other things, the SDP acquisition. Information about Cold Spring’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission, and such information will be available in the proxy statement.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by Cold Spring through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Cold Spring’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe,” “anticipate,” “estimate,” “project,” “should,” “expect,” “plan,” “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the risk that the acquisition of SDP may not be consummated because of the failure of a party to satisfy closing conditions or the failure of the stockholders of Cold Spring to approve the acquisition or for other reasons, Cold Spring’s being a development stage company with no operating history, the risk that Cold Spring will not be able to reduce financing costs or achieve projected revenue and other fiscal results in 2007, risks associated with the real estate market and/or real estate development projects and real estate ownership, the risks associated with significant indebtedness, and other risks described in the Securities and Exchange Commission filings of Cold Spring, including Cold Spring’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The forward-looking statements speak only as of the date of this presentation, and Cold Spring expressly disclaims any obligation to update any forward-looking statements.